UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 22, 2010 (January 20, 2010)
Date of Report (Date of earliest event reported)

SEEN ON SCREEN TV INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-21812
(Commission File No.)

4017 Colby Avenue
Everett, Washington 98201
(Address of principal executive offices and Zip Code)

360-668-6814
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A  MATERIAL DEFINITIVE AGREEMENT

On April 6, 2010, we entered into a Stock Purchase Agreement and Plan of Reorganization with Antoine Jarjour and Roula Jarjour, husband and wife, wherein we agreed to acquired all of the ownership units of Seen on Screen TV LLC, a Washington Limited Liability Corporation in exchange for 17,000,000 restricted shares of common stock.  The effective date of the Agreement is November 1, 2008.

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

On January 20, 2010, Kamal Alawas resigned as a director.

ITEM 7.01                      REGULATION FD

On April 22, 2010, we issued a press release announcing that we entered into a Stock Purchase Agreement and Plan of Reorganization with Antoine Jarjour and Roula Jarjour, husband and wife, wherein we agreed to acquired all of the ownership units of Seen on Screen TV LLC, a Washington Limited Liability Corporation in exchange for 17,000,000 restricted shares of common.  The effective date of the Agreement is November 1, 2008.

ITEM 9.01                      EXHIBITS

99.1           Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2010.

SEEN ON SCREEN TV INC.

By:	ANTOINE JARJOUR
Antoine Jarjour
President

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